Exhibit 21.1

Subsidiaries of Registrant

Name of Subsidiary	Jurisdiction of Formation
BI-LO Holding Finance, LLC	Delaware
BI-LO Holding Finance, Inc.	Delaware
BI-LO Holding, LLC	Delaware
BG Cards LLC	Delaware
BI-LO, LLC	Delaware
ARP Ballentine LLC	Delaware
ARP James Island LLC	Delaware
ARP Moonville LLC	Delaware
ARP Chickamauga LLC	Delaware
ARP Morganton LLC	Delaware
ARP Hartsville LLC	Delaware
ARP Winston Salem LLC	Delaware
BI-LO Finance Corp.	Delaware
Opal Holdings, LLC	Delaware
Winn-Dixie Stores, Inc.	Florida
Bi-Lo Holdings Foundation, Inc.	Florida
Deep South Products, Inc.	Florida
Rockmoor Logistics, Inc.	Florida
Samson Merger Sub, LLC	Texas
Winn-Dixie Logistics, Inc.	Florida
Winn-Dixie Warehouse Leasing, LLC	Florida
Winn-Dixie Raleigh, Inc.	Florida
Winn-Dixie Raleigh Leasing, LLC	Florida
Winn-Dixie Stores Leasing, LLC	Florida
Winn-Dixie Supermarkets, Inc.	Florida
Winn-Dixie Procurement, Inc.	Florida
Winn-Dixie Montgomery, LLC	Florida
Winn-Dixie Montgomery Leasing, LLC	Florida
Dixie Spirits, Inc.	Florida
Winn-Dixie Properties, LLC	Florida
Dixie Spirits Florida, LLC	Florida
We Care Fund, Inc.	Florida
WIN General Insurance, Inc.	Florida
LSF5 Bi-Lo Investments, LLC	Delaware